                                                                   Exhibit 99.2

                [Letterhead of Berlack, Israels & Liberman LLP]

                                 April 18, 1998

VIA TELECOPY

David A. Preiser                         William G. Peluchiwski
Houlihan Lokey Howard & Zukin            Houlihan Lokey Howard & Zukin
31 West 52nd Street                      20 South Clark Street
New York, New York 10019                 Chicago, Illinois 60603

RE: MARVEL ENTERTAINMENT GROUP, INC., ET AL.
    ----------------------------------------

Dear David and Bill:

         Following our meeting yesterday, I have been authorized to submit this letter of intent (the "Letter of Intent") to you, in your capacity as the financial advisor to John Gibbons, the chapter 11 trustee appointed in the above referenced cases (the "Trustee"). This Letter of Intent is being submitted on behalf of High River Limited Partnership ("High River") and Westgate International L.P. ("Westgate" and, together with High River (and any of their respective designees) the "Purchasers"). This Letter of Intent is for the acquisition (the "Acquisition) of substantially all of the assets and properties, other than the Excluded Assets (as that term is defined below), of Marvel Entertainment Group, Inc. and each of its subsidiaries (the "Marvel Entities"), certain of which are the subject of chapter 11 proceedings currently pending before the United States District Court for the District of Delaware (the "District Court") in cases bearing Civil Action No. 97-638 (RRM). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Second Amended Joint Plan of Reorganization Proposed By The Secured Lenders And Toy Biz, Inc. (the "TB Plan").

1. Acquired Assets and Excluded Assets. Subject to the satisfaction of the conditions set forth below, the Purchasers shall capitalize a new corporation ("NewCo") in the manner required pursuant to paragraph 8 hereof (the "Capitalization Requirement"), and, in a transaction consummated pursuant to Section 363 of the Bankruptcy Code, NewCo shall acquire, free and clear of all liens, claims, charges, and encumbrances, all of the assets, rights and properties, of every kind, nature and description, of the Marvel Entities (collectively, the Acquired Assets"), excluding only (i) the capital stock and assets of Panini, S.p.A. ("Panini"); (ii) those leases and executory contracts the sale or assignment of which NewCo has not, in its sole discretion, agreed to accept (the "Excluded Contracts"); (iii) the books and records (including minute books, stock ledgers and tax returns) of the Marvel Entities (the "Records"); and (iv) Causes of Action against the holders of Fixed Senior Secured Claims, other than Dickstein (the

"Non-Purchased Claims", which, together with Panini, the Excluded Contracts, and the Records are collectively referred to as the "Excluded Assets"). Notwithstanding the foregoing, the Purchasers shall have the right to reject any portion of the Acquired Assets without any adjustment to the Purchase Price (as that term is defined below) by providing the Trustee with written notice of such rejection at least two business days prior to the hearing on the Sale Motion (as that term is defined below), in which case such assets shall be deemed Excluded Assets.

2. Consideration. NewCo's purchase consideration for the Acquired Assets shall be $475 million in cash (the "Purchase Price") to be paid to the Trustee at Closing from the principle portion of the Escrow (as those terms are defined below), subject to the adjustments discussed in paragraph 7 below.

3. Closing. The closing of the transactions contemplated herein (the "Closing"), shall occur on the later of (a) the eleventh day after the entry by the District Court of the Sale Order containing the Transfer Finding (as those terms are defined below ), unless such Sale Order or the closing of the transactions contemplated herein are the subject of a stay, in which case the Closing shall occur on the second business day following the stay being lifted;
(b) the satisfaction or waiver of the conditions set forth in paragraph 9 below; or (c) such other time as the parties may agree; provided, however, that in no event may the Closing take place later than October 14, 1998 in the absence of an Election (as that term is defined below). The parties hereto agree that time is of the essence with respect to the transactions contemplated hereby.

4.       Procedures.

         (a) by executing this Letter of Intent, the Trustee shall become obligated to utilize his good faith, best efforts to (i) obtain prompt entry of an order of the District Court temporarily staying all discovery in connection with a contested confirmation hearing with respect to the TB Plan, such relief to be sought on or before April 23, 1998; provided, however that if the Purchasers fail to establish the Escrow (as that term is defined below), or they fail to execute the Purchase Agreement prior to June 1, 1998, or the District Court denies the relief sought in the Procedures Order, then, and in either of those events, the stay of discovery shall be deemed automatically lifted; (ii) oppose the termination of the stay of the confirmation hearing previously entered by the Third Circuit Court of Appeals; and (iii) support the appeal of the District Court's summary judgment order with regard to the Toy Biz control issues (the "Appeal").

         (b) within 7 days following the execution of this Letter of Intent by the Trustee, but in no event later than April 30, 1998, the Trustee shall file a motion (the "Procedures Motion") seeking, among other things, expedited approval of the operative provisions of paragraph 5(b) of this Letter of Intent in the form of a District Court order in form and substance reasonably acceptable to the Purchasers (the "Procedures Order"). Following entry of the Procedures Order and an order of the Third Circuit sustaining the Appeal, but in no event later than July 31, 1998, the Trustee shall file a motion (the "Sale Motion") seeking approval of the transactions contemplated herein, pursuant to Section 363 of the Bankruptcy Code, subject to the receipt by the Trustee of higher and better offers for the Acquired Assets, in the form of a District Court order in form and substance reasonably acceptable to the Purchasers, which order (the "Sale Order"), shall determine, among other things, that, assuming the Appeal is successful, following the Closing, NewCo shall be entitled to exercise voting control over Toy Biz, Inc. (the "Transfer Finding"); provided, however, that notwithstanding the absence of either an order sustaining the Appeal or a Sale order containing the Transfer Finding, the Purchasers may elect, by notice given to the Trustee no later than October 14, 1998, to go to Closing of the Acquisition, without any adjustment to the Purchase Price (the "Election").

5.       Fees And Overbid Protections. The Procedures Order shall provide:

         (a) for procedures for the submission of competing bids for the purchase of the Acquired Assets on such terms and conditions as the Trustee reasonably determines are acceptable; and

         (b) that the Trustee, and by and through him, the Marvel Entities shall be jointly and severally obligated, as a first priority, administrative expense of their respective estates, to pay to the Purchasers a fee equal to $2 million (the "Break-Up Fee"), in the event, and at the time, that all or a substantial portion of the Acquired Assets are sold, transferred, assigned, or otherwise disposed of (including through the confirmation of a plan of reorganization or liquidation), for any reason whatsoever, in a manner inconsistent with the Acquisition; provided that the failure of the transactions contemplated hereby are not the result of a material breach by the Purchasers or NewCo.

6. Purchase Agreement, Escrow and Relied Documentation. Promptly after the entry of the Procedures Order, the Purchasers and the Trustee shall negotiate in good faith a definitive purchase agreement (the "Purchase Agreement") containing terms consistent with this Letter of Intent. Upon execution of the Purchase Agreement, which shall take place on or before June 1, 1998, Purchasers shall cause cash in the amount equal to the Purchase Consideration to be placed into an escrow account, pursuant to customary terms and conditions, to secure NewCo's obligations thereunder (the "Escrow"). The Purchase Agreement shall contain other customary terms and conditions, including, without limitation, customary representations and warranties, interim operating restrictions, and terms regarding post closing assurances and cooperation, in each case taking into account the Marvel Entities' status as debtors in possession. The Purchase Agreement and the Sale Order shall each provide for the sale and or assignment of the Acquired Assets to NewCo, free and clear of all claims, liens, encumbrances, debts and charges of any kind or nature, whatsoever.

7. Assumption and Assignment The Trustee shall obtain authorization from the District Court as part of the Sale Order to assume and assign all licenses, executory contracts and unexpired leases to NewCo through the following procedures:

         (a) the licenses, executory contracts and unexpired leases to be assigned to NewCo shall be designated by the Purchaser and shall be identified (by the applicable Marvel Entity, the date of the license, contract or lease (if available), the other party to the license, contract or lease, and the address of such party) on an exhibit attached to the Sale Motion. In addition, such exhibit shall set forth the amount, if any, necessary for the applicable Marvel Entity to cure existing defaults under each such license, contract and lease as determined by the Trustee based on the Marvel Entities' books and records;

         (b) there shall be deducted from the Purchase Price payable at the Closing, the amounts set forth on the exhibit referred to in paragraph
         (a) above (or such other amounts as are specified by Court order), as the "cure amounts" of assuming the licenses, the executory contracts and unexpired leases and no amounts other than such cure amounts shall be required to be paid by either the Purchasers or NewCo. to assume such licenses, contracts and leases; and

         (c) In consideration of the Purchasers' agreement to satisfy the Capitalization Requirements set forth in paragraph 8 below, the Sale Motion shall include a request that the only adequate assurance of future performance required under Section 365(f)(2) of the Bankruptcy Code is NewCo's promise to perform its obligations under the licenses, executory contracts and unexpired leases to be assumed. The District Court order authorizing the assignment to NewCo of such licenses, executory contracts and unexpired leases shall provide that upon such assignment to the NewCo, all defaults shall have been deemed cured.

8.       NewCo Capitalization Requirements

         (a) The Purchasers shall be required to contribute $475 million toward the capitalization of NewCo in the form of $200 million in debt and $275 million in equity (exclusive of a reasonably necessary working capital line).

         (b) Following the Closing, NewCo shall have 50 million shares of common stock outstanding and the Purchasers shall be obligated to transfer, or cause to be transferred, for the exclusive and ratable benefit of holders of Equity Interests and holders of public debt issued by the Holdings Debtors, the following consideration:

         (i) 7.5% of the common stock of NewCo;

         (ii) 2.5 million 3 year warrants for NewCo common stock at a strike price of $10.50;

         (iii) 4.0 million 5 year warrants for NewCo common stock at a strike price of $15.00;

         (iv) certificates in a trust representing all of NewCo's acquired interests in the Causes of Action; and

         (v) a commitment from NewCo to make periodic loans of up to $5 million to fund the prosecution of the Causes of Action.

9.       Conditions and Consequence of Failure of Conditions.

         (a) The obligation of the Purchasers and NewCo to consummate the transactions contemplated hereby is expressly subject to the satisfaction of the following conditions, each of which the Purchasers shall be entitled to waive in its sole and absolute discretion; provided, however that the Purchasers may not waive the condition set forth in clause (viii) below in the absence of an Election:

                  (i) This Letter of Intent shall be signed by the Trustee on or before April 22, 1998;

                  (ii) The Procedures Motion shall be filed on or before April 30, 1998;

                  (iii) The Procedures Order shall have been entered on or before May 15, 1998;

                  (iv) The receipt, on or before October 1, 1998, of all necessary foreign, federal, state and local governmental and third party consents, permits, authorizations and approvals

                  (v) The absence of any material adverse change in the Acquired Assets or The Marvel Entities' business operations following the date of this Letter of Intent through Closing;

                  (vi) The absence of any material breach by the Trustee of his obligations under this Letter of Intent or the Purchase Agreement;

                  (vii) The Sale Order containing a Transfer Finding shall have been entered on or before August 31, 1998; and

                  (viii) The Closing Date shall have occurred on or before October 14, 1998.

         (b) In the event the Purchasers materially breach their obligations in this Letter of Intent or, in the event of a failure of the conditions set forth in paragraphs 9 (a)(vii) or (viii) without an Election having been made, then, and in either of those events, the Purchasers shall be deemed to have withdrawn, with prejudice, any and all objections to confirmation of the TB Plan; provided that the TB Plan is first modified to provide for (i) a distribution thereunder to holders of Equity Interests (including the holders of Holdings' Debtors' public debt) of such consideration as the Trustee, the Purchasers and the Official Equity Committee may reasonably agree; (ii) the Plan Proponents' agreement not to challenge the allowance, voting rights or distributive priorities of the Senior Secured Claims beneficially owned by the Purchasers; and (iii) the non-discharge of Marvel's obligations to its directors serving as of June 21, 1997.

10. Conduct of Business. From the date of the execution by you of this Letter of Intent through the Closing, the Trustee shall cause the Marvel Entities to: (a) conduct their respective businesses and operations in the ordinary course in a manner consistent with reasonable business practices (taking into account their debtor in possession status); (b) use their best efforts to maintain their respective business operations, employees, customers, and assets as an ongoing business operation as presently conducted (taking into account their debtor in possession status); (c) not enter into any transaction with respect to, impair, or place any lien on, any of the Acquired Assets, other than the sale of inventory in the ordinary course of business; (d) not enter into any new employment contracts or increase any employees' or officers' compensation, term of employment, incentive arrangement or other benefits (other than those which are the subject of any motion currently pending); or
(e) assume or reject any contract, lease, or other agreement, or enter into any settlement, without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

11. Cooperation. The Trustee hereby agrees to allow and/or provide the Purchaser and its financial and legal representatives access at reasonable times to (a) all of the Marvel Entities' facilities, management personnel, independent public accountants, financial and legal representatives, and (b) all of the Marvel Entities' books and records. From and after the date hereof, the Trustee shall use his good faith, best efforts to (i) obtain District Court approval of the Procedures Order and the Sale Order; (ii) obtain all third party and governmental approvals necessary or desirable to consummate the transactions contemplated hereby; and (iii) assist the Purchasers in satisfying the conditions to the Purchasers' obligations hereunder.

12. Binding Effect. Upon the Trustee's execution of this Letter of Intent, the provisions of paragraphs 4, 10 and 11 hereof shall constitute binding and enforceable contractual obligations of the Trustee, and by and through him, the Marvel Entities and their respective successors and assigns. Upon entry of the Procedures Order, the provisions of paragraph 5(b) hereof shall constitute the binding and enforceable contractual obligations of the Marvel Entities and their respective successors and assigns. All other provisions hereof represent the non-binding expressions of the intent of the parties hereto. The rights and obligations of the parties with respect to the acquisition of the Acquired Assets will only be set forth in a definitive purchase agreement executed by the Purchasers and the Trustee.

13. Entire Agreement. This Letter of Intent supersedes and replaces all prior understandings and agreements among the parties hereto relating to the subject matter hereof. Except as otherwise provided, this Letter of Intent shall not confer any rights or remedies (including, without limitation, any rights or remedies as a third-party beneficiary) upon any person or entity other than the parties hereto and their respective successors and assigns.

14. Governing Law. All questions concerning the construction, validity and interpretation of this Letter of Intent shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto hereby agrees to submit to the jurisdiction of the District Court for purposes of all disputes among the parties over which the District Court otherwise has subject matter jurisdiction arising out of this Letter of Intent.

15. Counterparts. This Letter of Intent may be executed in one or more counterparts (including execution by facsimile transmission if followed by overnight courier of original signatures), all of which taken together shall constitute one and the same instrument.

         If this Letter of Intent adequately expresses the terms we discussed and are acceptable to the Trustee, please arrange to have the Trustee evidence his agreement by signing and returning a copy of this Letter of Intent to Purchasers c/o Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036, (212) 704-0100 (telephone), (212) 704-0196 (telecopy), attention: Edward S. Weisfelner, Esq.. This Letter of Intent will expire without further action by the Purchasers at 5:30 p.m. New York time on April 22, 1998 if Purchasers have not received, at or prior to such time, a copy of this Letter of Intent signed by the Trustee.

We look forward to working with you to effectuate this transaction.

                                         Sincerely,

                                         Berlack, Isreals & Liberman LLP, as
                                         counsel to the Purchasers


                                         By: /s/ Edward S. Weisfelner
                                            ----------------------------------
                                             Edward S. Weisfelner

cc:  The Honorable John J. Gibbons
     Frank Vecchione, Esq.
     Gary Schildhorn, Esq.


THE UNDERSIGNED, IN HIS CAPACITY AS THE CHAPTER 11 TRUSTEE OF THE ABOVE REFERENCED DEBTORS, HEREBY AGREES TO AND ACCEPTS THE TERMS AND CONDITIONS OF THIS LETTER OF INTENT


By:
   ---------------------------------
            John J. Gibbons

             [Letterhead of Houlihan Lokey Howard & Zukin Capital]

April 20, 1998

Edward S. Weisfelner, Esquire
Berlack, Israels & Liberman LLP
120 West 45th Street
New York, NY 10036

Subject: Marvel Entertainment Group, Inc. Letter of Intent Acknowledgement of Changes

Dear Mr. Weisfelner:

Per our discussion today, it is our understanding that the Letter of Intent dated April 18, 1998 submitted by High River Limited Partnership and Westgate International L.P. will be modified to reflect the following changes:

1) The Acquired Assets will exclude the capital stock and assets of Fleer Confection and its related foreign subsidiaries and partnerships. Fleer Confection is a subsidiary of Fleer/Skybox International. There will be no adjustment to the all cash purchase price of $ 475 million per the Letter of Intent,

2) in Section 9(b) the Purchasers and the Official Equity Committee agree to be bound by the revised settlement agreement negotiated by the Trustee in his sole discretion.

The above items reflect the modifications, which we discussed. These changes need to be reflected in the forthcoming revised Letter of Intent.

Sincerely,

/s/ William G. Peluchiwski
William G. Peluchiwski
Senior Vice President

Agreed to by:
Berlack, Israels & Liberman LLP as counsel to the Purchasers

By: /s/ Edward S. Weisfelner
    Edward S. Weisfelner